Exhibit 10.5

TRADEMARK LICENSE CONTRACT

Between

北京天华阳光投资管理有限公司

Beijing Sky Solar Investment and Management Co., Ltd.*

(as Licensor)

and

Sky Power Holdings Ltd.

(as Licensee)

Dated September 3, 2013

Schedule A

TRADEMARK LICENSE CONTRACT

ARTICLE 1 - GENERAL PROVISIONS

This TRADEMARK LICENSE CONTRACT, dated as of September 3, 2013, is made by and between 北京天华阳光投资管理有限公司 (Beijing Sky Solar Investment and Management Co., Ltd.*) (the “Licensor”), a corporation organized and existing under the laws of the People’s Republic of China (the “PRC”), and Sky Power Holdings Ltd. (the “Licensee”), a corporation organized and existing under the laws of the Cayman Islands.

WHEREAS, Licensor is willing to grant to Licensee, and Licensee is willing to obtain from Licensor, such a license on the terms and subject to the conditions hereof.

NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants set forth herein, the Parties hereby agree as follows:

ARTICLE 2 - DEFINITIONS

As used in this Contract, the following terms shall have the following meanings:

2.1                     “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; “control” (including the terms “controlled by” and “under common control with”) in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of 50% or more voting stocks, appointment of directors or by contract;

2.2                     “Confidential Information” has the meaning set forth in Article 7.1;

2.3                     “Contract” means this Trademark License Contract between Licensor and Licensee, as the same may be amended or supplemented from time to time;

2.4                     “Group” means Licensee and its subsidiaries;

2.5                     “License” has the meaning set forth in Article 3.1;

2.6                     “Licensee” has the meaning set forth in Article 1;

2.7                     “Licensed Trademarks” means the words, marks and logos that Licensee is licensed by Licensor to use hereunder, as more specifically set forth in Schedule A;

2.8                     “Licensor” has the meaning set forth in Article 1;

2.9                     “Notice” has the meaning set forth in Article 11.7;

2.10              “Party” means Licensor or Licensee;

2.11              “Parties” means collectively Licensor and Licensee;

2.12              “Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or institution;

2.13              “PRC” has the meaning set forth in Article 1;

2.14              “subsidiary” has the meaning ascribed to it in section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong); and

2.15              “Term” has the meaning set forth in Article 8.2.

ARTICLE 3 - CONTENTS AND SCOPE OF LICENSE

3.1                     License

On the terms and subject to the conditions hereof, Licensor hereby grants to Licensee non-exclusive right and license, at the Consideration set out in Article 3.2 below, to use the Licensed Trademarks in the jurisdiction(s) where the respective Licensed Trademarks were registered as set out in Schedule A for its lawful business activities during the Term hereof, specifically, in or on Licensee’s corporate name, trade name, logo, symbol, letterhead, envelopes, brochures, printed materials and on such promotional souvenirs and Licensee’s products as well as packages thereof (the “License”).

3.2                     Consideration

The annual consideration (the “Consideration”) of the License shall be the lower of:

(a)                       0.05% of the audited total revenue of the Group for the full financial year; and

(b)                       HK$ 10,000,000 .

and the Consideration shall be paid by Licensee to Licensor (i) on an annual basis starting from January 1, 2014, and (ii) within one month after the audited annual financial statements of the Group is issued.

3.3                     Retained Rights

Licensee shall have no right to continue to use any of the Licensed Trademarks upon any termination of this Contract for whatever reason, and all rights licensed to Licensee hereunder shall automatically revert to Licensor upon such termination.

ARTICLE 4 - COVENANTS OF THE PARTIES

4.1                     Use by Licensee

During the Term hereof, Licensee shall only use the Licensed Trademarks for the benefit and purpose contemplated hereby and only in such a manner as to preserve and enhance the image, reputation and goodwill of the Licensed Trademarks as well as of the Parties, in each case in accordance with the terms and conditions hereof.

4.2                     No Impairment

(a)                       Licensee shall not arbitrarily modify the texts, graphics or a combination thereof of the Licensed Trademarks or any time do, or cause or suffer to be done, any other act or thing which may impair or dilute the image, value, reputation or goodwill of the Licensed Trademarks or the effectiveness thereof as trade names, trademarks or service marks.

(b)                       Licensor has the right to monitor Licensee’s quality of goods on which the Licensed Trademarks are used (including a right to inspect production and production condition) and Licensee shall guarantee the quality of such goods.

(c)                        Licensee shall state its company name and place of origin of goods on which the Licensed Trademarks are used.

4.3                     Trademark Registration

Unless the Licensed Trademarks have been registered in the relevant jurisdictions set forth in Schedule A, Licensor undertakes to apply for the registration of the Licensed Trademarks at its own cost, and shall maintain the registrations of the Licensed Trademarks throughout the Term hereof.

4.4                     Recordation of Contract

Upon registration of the Licensed Trademarks or, if the Licensed Trademarks have been duly registered, as soon as is practicable after the date of this Contract, Licensor shall record this Contract with the relevant regulatory authority or trademark office.  Upon written request by Licensor, Licensee shall assist Licensor in effecting the recordation of this Contract, including, but not limited to, executing and making available to Licensor any and all relevant documents, instruments or materials.

ARTICLE 5 - REPRESENTATIONS; DEFENSE; THIRD PERSON INFRINGEMENT

5.1                     Representations

(a)                       Licensor represents to Licensee that it is the legitimate owner of the Licensed Trademarks and has the legal right to grant to Licensee the right to use the Licensed Trademarks in accordance with the terms and conditions hereof.

(b)                       Licensor represents that Licensee shall be entitled to all economic benefits, directly or indirectly, arising out of the usage by Licensee of the Licensed Trademarks.

5.2                     Defense Against Infringement Claims

Licensor and Licensee shall each take various necessary and reasonable actions with a view to avoiding infringement of other Person’s intellectual property rights as a result of Licensee’s use of the Licensed Trademarks in accordance with this Contract.  To the extent possible, Licensor agrees to defend Licensee from and against third Person trademark infringement claims arising from Licensee’s use of the Licensed Trademarks in accordance herewith (the “Infringement Claims”) or direct the defense of the Infringement Claims by Licensee, subject to the following:

(a)                       upon the occurrence of any Infringement Claims, Licensee shall give Licensor immediate written notice thereof and afford Licensor the opportunity to defend the same, at its own expense, through counsel of its own choice, and shall not challenge the ownership right of Licensor in and to the Licensed Trademarks causing damage to Licensor’s rights with respect to the Licensed Trademarks; and

(b)                       Licensee shall cooperate with and assist Licensor in the defense of the Infringement Claims, including, among other things, furnishing relevant evidence and testimony necessary or helpful in such defense, or defend against such claims at the direction of Licensor, in each case at Licensee’s own expense.

5.3                     Third Person Infringement

Licensee shall immediately notify Licensor of any possible infringement of Licensor’s rights in and to the Licensed Trademarks which comes to Licensee’s attention.  With respect to any such infringement relating to any products of Licensee, Licensee shall use its best efforts to assist and cooperate fully with Licensor in investigating, stopping, pursuing and prosecuting any infringers of the Licensed Trademarks by all administrative and/or judicial means available (including, but not limited to, participating in Licensor’s prosecution).  If the lawsuit or the administrative action, as the case may be, is successful, the award shall first be used to reimburse Licensee for its expenses incurred in the lawsuit or the administrative action, and the remainder shall belong to Licensor.

ARTICLE 6 - COMPLIANCE

Licensee shall be solely responsible for complying with all laws, rules and regulations applicable to the manufacture, labeling, government registration, transportation, performance and/or use of any products Licensee produces using any of the Licensed Trademarks in accordance with Article 3.1 above.

ARTICLE 7 - CONFIDENTIALITY

7.1                     Confidentiality

During the Term of this Contract, each Party may disclose to the other Party confidential or proprietary information or other confidential matters (collectively, the “Confidential Information”).  With respect to its Confidential Information disclosed hereunder, each Party shall indicate as such to the extent possible.  Any Party receiving any Confidential Information from the other Party shall:

(a)                       maintain the confidentiality of the Confidential Information;

(b)                       limit access to the Confidential Information to only those of its officers, directors, and employees as are necessary for the implementation of this Contract;

(c)                        not disclose, convey, assign, transfer, license or deliver, directly or indirectly, to any other Person any Confidential Information; and

(d)                       not use any of the Confidential Information for any purpose other than for the implementation of this Contract.

7.2                     Exceptions

The restrictions provided for in Article 7.1 regarding non-disclosure shall not apply to:

(a)                       confidential communications between Licensor and Licensee and any members of their corporate groups in which they hold controlling interests (i.e. interests of 30% or more in the relevant company’s share capital), professional advisors or bankers that are under an equivalent obligation of confidentiality for the purpose of implementing this Contract;

(b)                       disclosure required to be made by applicable law or regulatory requirements (including the requirements of an international stock exchange);

(c)                        information which has become public knowledge through no fault of either Party; and

(d)                       any information which was disclosed to the receiving Party in good faith by a third Person who is not subject to any obligation of confidentiality.

7.3                     Measures of Protection

Each of the Parties shall advise its directors, officers and employees having access to any Confidential Information of the existence and the requirements of Article 7.1 and formulate rules and regulations to cause its directors, officers and employees and the directors, officers and employees of its Affiliates to comply with the confidentiality obligations set forth in Article 7.1.  The Parties shall sign a confidentiality agreement with each of its directors, officers and employees who may have access to any Confidential Information.

7.4                     Breach

If, without the prior written consent of the Party providing the Confidential Information, any Party discloses or permits or suffers to be disclosed any Confidential Information to any unauthorized third Person, such Party shall be in breach of this Contract and shall indemnify and hold the other Party harmless in accordance with Article 8.6(b) of this Contract, and the Party providing the Confidential Information shall have the right to terminate this Contract.

7.5                     Survival

The obligations of the Parties under this Article shall survive the expiration or any termination of this Contract for an additional period of six (6) years (unless the Parties agree in writing to a longer period) and shall continue to be binding during such additional period on the Parties and their respective successors and permitted assigns.

ARTICLE 8 - TERM, TERMINATION, BREACH

8.1                     Effective Date

Upon execution hereof by the duly authorized representatives of the Parties, this Contract shall become effective as of the date of this Contract.

8.2                     Term

This Contract, unless earlier terminated pursuant to the terms and conditions hereof, shall continue in full force and effect for a period consistent with the validity period of the trademark registrations of the Licensed Trademarks (as renewed, as applicable) (the “Term”).

8.3                     Termination

This Contract may be terminated by mutual written agreement of both Parties but may not be unilaterally terminated by Licensor.

8.4                     Upon Expiration or Termination

If this Contract expires or terminates for any reason in accordance herewith, Licensee shall (a) immediately cease using the Licensed Trademarks, (b) within fifteen (15) business days of the Licensor’s notice after the expiration or termination, return to Licensor or destroy, at Licensor’s option and at Licensee’s expense, any physical embodiments of the Licensed Trademarks, including, but not limited to, letterhead, envelopes, brochures, promotional information, printed materials and product packages (if any), and (c) shall not use at any time on any products or otherwise any word or term in any language, any symbol or label which may be deemed similar to any of the Licensed Trademarks.

8.5                     Continuing Obligations Upon Expiration or Termination

Upon expiration or termination of this Contract, neither Party shall have any further obligation to the other hereunder, but the expiration or termination shall not excuse either Party from (a) liabilities for a breach of this Contract, (b) obligations provided in Article 7, (c) obligations which by their terms are to be performed after the expiration or termination of this Contract and/or (d) any obligations or liabilities arising prior to or in connection with the expiration or termination.

8.6                     Breach

(a)                       A Party shall be in breach of this Contract if it fails to perform fully, or suspends its performance of, any of its material obligations under this Contract.  In the event of a breach of this Contract by either Party, and if such Party fails to correct such breach within thirty (30) days of its receipt of a written notice thereof from the other Party, the other Party shall have the right to terminate this Contract.

(b)                       If the non-breaching Party suffers any cost, liability or loss in connection with a breach of this Contract, the Party in breach shall indemnify and hold the non-breaching Party harmless in respect of any such cost, liability or loss incurred by the non-breaching Party, including, without limitation, interest paid or lost as a result of such breach, and reasonable attorneys’ fees and expenses.

ARTICLE 9 - GOVERNING LAW

The formation of this Contract, its validity, interpretation, execution and settlement of any disputes arising hereunder shall be governed by and constructed in accordance with the laws of the PRC.

ARTICLE 10 - DISPUTE RESOLUTION

10.1              Consultation

If a dispute arises from or in connection with this Contract, the Parties shall attempt in the first instance to resolve such dispute amicably through friendly consultation between the Parties.  The claiming Party shall promptly notify the other Party in a dated notice that a dispute has arisen and describe the nature of the dispute.

10.2              Arbitration

(a)                       If no settlement can be reached through such consultation within thirty (30) days after the date of such notice of dispute referred to in Article 10.1 above, the dispute shall be submitted to the Beijing Arbitration Committee in the PRC for arbitration.

(b)                       The arbitral award shall be final and binding upon the Parties and enforceable by any court having jurisdiction for this purpose.

(c)                        The Parties shall use their best efforts to effect the prompt execution of any such award and shall render whatever assistance as may be necessary to this end.  The arbitral award shall be enforced by any court of competent jurisdiction, if necessary.

(d)                       The losing Party shall be responsible for the costs of arbitration, including the fees of the arbitrators, the expenses of the arbitration proceedings and all costs and expenses of enforcement of any arbitral award.  The arbitration tribunal shall take reasonable attorneys’ fees and expenses into consideration in rendering any arbitral award in respect of such fees and expenses.

ARTICLE 11 - MISCELLANEOUS

11.1              No Agency/Partnership

Nothing in this Contract shall be construed so as to constitute either Party hereto the agent or partner of the other.  On no account may a Party create on behalf of the other Party (or hold itself out to a third Person as being able to create) any binding obligation without the prior written consent of the other.

11.2              Costs and Expenses

Each Party shall bear its own costs (including attorney’s fees) and expenses incurred in the preparation and execution of this Contract.

11.3              Amendment

Any amendments or modification to this Contract shall be effective only after a written amendment agreement is signed by the Parties, and Licensor shall record such amendment with the registration authorities.

11.4              Waiver

No delay or failure by either Party hereto to exercise any of its powers, rights or remedies under this Contract shall operate as a waiver of any of them, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other.  Any waiver by any Party of any provisions of this Contract shall not be construed as a waiver of any other provision of this Contract, nor shall such waiver be construed as a waiver of such provision with respect to any other event or circumstances, whether past, present or future.  Further, the remedies provided for in this Contract are cumulative and not exclusive of any provided for by law.

11.5              Assignment and Transfer

Subject to Article 11.6, neither this Contract nor any of the rights and obligations arising hereunder may be assigned or transferred by either Party and any such purported assignment shall be null and void except that Licensor may assign this Contract and the rights and obligations arising hereunder to any of its Affiliates, provided that such Affiliate shall have the ability to continue to perform this Contract and Licensor shall inform Licensee of such assignment in advance.  Subject to the foregoing, all covenants, agreements, representations and indemnities contained in this Contract shall bind and inure to the benefit of the successors or permitted assigns.  Unless expressly provided by Article 11.6 and operated thereunder, Licensee shall have no right, and shall not attempt, to sub-license, convey or pledge any of the Licensed Trademarks licensed hereunder to any third Person (including its Affiliates).

11.6                        Sub-licensing

Licensee shall have the right to grant to its Subsidiaries and Affiliates a non-exclusive sub-license of any of its rights under this Contract, provided that (a) Licensee shall ensure that the terms of any non-exclusive sub-license are in writing and are substantially the same as the terms of this Contract (except that the sub-licensee shall not have the right to sub-license its rights) and Licensee shall provide Licensor with a copy of the non-exclusive sub-license on request; and (b) all non-exclusive sub-licenses granted shall terminate automatically on termination or expiry of this Contract.

11.7                        Notices

Notices and communications between the Parties hereunder (each a “Notice”) shall be in writing and shall be sent by personal delivery, prepaid airmail, prepaid air courier or facsimile to the Parties’ addresses set forth below.  Any Notice given by personal delivery shall be deemed to have been received on the date of receipt; any Notice given by airmail shall be deemed to have been received fifteen (15) days after it is sent; any Notice given by air courier shall be deemed to have been received ten (10) days after it is delivered to an air courier agent; and any Notice given by facsimile shall be deemed received after electronic answerback has been received and twenty-four (24) hours have elapsed at the place of the Party receiving such notice.

(a)                       in the case of Licensor to:

Address:	Room 1202-1207, North Real Estate Building, No. 81 Zizhuyuan Road, Haidian District, Beijing 100089, China
Facsimile:	+86-10 85670998
Attention:	Ms. CHEN Li

(b)                       in the case of Licensee to:

Address:	17F, GIFC II, 1438 Hongqiao Road, Shanghai 200336, China
Facsimile:	+86-21 61638808
Attention:	Mr. Andrew Wang

During the Term of this Contract, either Party may change its address from time to time, provided that it shall notify the other Party of such change promptly in writing.

11.8                        Headings

The headings in this Contract are inserted for the convenience of reference only and shall not constitute part of this Contract or be taken into consideration in the interpretation or construction of this Contract.

11.9                        Severability

If any term or provision of this Contract shall be held to be invalid or unenforceable in whole or in part under any applicable law, it shall be excluded from this Contract (to the extent of such invalidity or unenforceability only), and all other terms and provisions of this Contract shall continue to be in full force and effect.  Under such circumstances, the Parties shall use their best efforts to implement both the letter and spirit of this Contract and replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that corresponds as far as possible to the spirit and purpose of the invalid or unenforceable term or provision.

11.10                 Entire Agreement

This Contract, with its Schedule, constitutes the entire agreement between the Parties with respect to the subject matter, and supersedes all previous oral or written agreements, contracts, letters of intent, undertakings and communications between the Parties in respect of the subject matter of this Contract.  The Schedule hereto shall form an integral part of this Contract and shall be construed accordingly.

11.11                 Binding Effect

This Contract shall constitute valid and binding obligations of both Parties, and the Parties shall perform all their respective obligations under this Contract strictly in accordance with the provisions hereof.

IN WITNESS WHEREOF, the Parties have caused this Contract to be executed in three originals by their representatives, duly authorized hereunto, on the date first above written in Shanghai, the PRC.

北京天华阳光投资管理有限公司		Sky Power Holdings Ltd.
Beijing Sky Solar Investment & Management Co., Ltd.*

By:	/s/ Weili Su	By:	/s/ Amy Zhang
Name:	Weili Su	Name:	Amy Zhang
Title:		Title:

* For identification purpose only.

SCHEDULE A

The Licensed Trademarks

The United States of America

Trademark	Class	Trademark No.	Expiry Date
	9, 36, 37, 40, 42	4,058,607	November 22, 2021
	9, 36, 37, 40, 42	4,058,608	November 22, 2021

Saudi Arabia

Trademark	Class	Trademark No.	Expiry Date
	4, 36	160855 160856	July 22, 2020

Egypt

Trademark	Class	Trademark No.	Expiry Date
	4, 36	253236	September 6, 2020

Chile

Trademark	Class	Trademark No.	Expiry Date
	4, 36	928.806, 927.555	August 22, 2021

Argentina

Trademark	Class	Trademark No.	Expiry Date
	4, 36	3,046,090 3,046,091	November 25, 2020